UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 7, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The text set forth below under Item 2.03 is incorporated into this Item by this reference.

We have a number of other commercial relationships with the lenders described in Item 2.03. We have entered into financing agreements, aircraft leases, and contracts for the purchase of engines, among other arrangements, with GECC (as defined below) and its affiliates. We have entered into credit card processing agreements and agreements for the purchase of SkyMiles, among other arrangements, with American Express Travel Related Services Company, Inc. and its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligations Under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2005, we (together with certain of our subsidiaries) filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. Our cases were filed with the United States Bankruptcy Court for the Southern District of New York (“Court”). In connection with the proceedings, we arranged for post-petition financings in the aggregate amount of $2.05 billion. On September 16, 2005, the Court granted our request for interim orders (“Interim Orders”) authorizing our entering into definitive agreements for these financings, which are described below. On that date we borrowed $1.75 billion of the total amount of $2.05 billion committed under the agreements for the financings. We filed a Form 8-K having a report date of September 16, 2005 to describe these agreements.

Prior to a hearing by the Court on October 6, 2005 to consider entry of orders granting final approval for these financings (“Final Order”), including our borrowing the remaining $300 million from the lenders under the DIP Credit Facility (defined below), we and the lenders agreed to an amendment to increase the DIP Credit Facility by an additional $200 million, with Amex (defined below) consenting to such increase in the DIP Credit Facility in return for repayment of $50 million of the $350 million principal amount outstanding under the Amex Post-Petition Facility (defined below). On October 6, 2005 the Court entered a Final Order approving each of the DIP Credit Facility and the Amex Post Petition Facility, as amended, and we entered into these amendments on October 7, 2005.

DIP Credit Facility

On September 16, 2005, we entered into a Secured Super-Priority Debtor In Possession Credit Agreement (the “DIP Credit Facility”) to borrow up to $1.7 billion from a syndicate of lenders arranged by General Electric Capital Corporation (“GECC”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), for which GECC would act as administrative agent. On October 7, 2005, we entered into an amendment to the DIP Credit Facility (the “Amendment”). As amended, the DIP Credit Facility consists of a $600 million Term Loan A arranged by GECC (the “TLA”), a $700 million Term Loan B arranged by GECC (the “TLB”) and a $600 million Term Loan C arranged jointly by GECC and Morgan Stanley (the “TLC”; together with the TLA and TLB, collectively, the “DIP Loans”). The Interim Orders authorized us on an interim basis to borrow up to $1.4 billion of the DIP Loans. The Final Orders authorized us to borrow the remaining approximately $500 million under the DIP Credit Facility as amended. We applied a portion of these proceeds to (1) repay in full the $480 million principal amount outstanding under our pre-petition facility for which GECC was agent (the “GE Pre-Petition Facility”); (2) repay in full the $500 million principal amount outstanding under our Amex Pre-Petition Facilities (defined below); and (3) prepay $50 million of the $350 million principal amount outstanding under our Amex Post-Petition Facility (defined below). The remainder of the proceeds of the DIP Loans will be used for our general corporate purposes.

The borrowing base calculation of the TLA and maturity dates of the DIP Loans were described in our Form 8-K having a report date of September 16, 2005 and are not changed by the Amendment. The respective interest rate margins applicable to the TLA and TLB were changed by the Amendment. Under the DIP Credit Facility, as amended, the TLA bears interest, at our option, at LIBOR plus 4.50% (a decrease from LIBOR plus 5.00% prior to the Amendment) or an index rate plus 3.75% (a decrease from the index rate plus 4.25% prior to the Amendment). The TLB bears interest, at our option, at LIBOR plus 6.50% (a decrease from LIBOR plus 7.00% prior to the Amendment) or an index rate plus 5.75% (a decrease from the index rate plus 6.25% prior to the Amendment). The TLC interest rate is not changed by the Amendment and remains, at our option, at LIBOR plus 9.00% or an index rate plus 8.25%.

The security, guarantees, financial and other covenants and events of default under the DIP Credit Facility are not changed by the Amendment and were described in our Form 8-K having a report date of September 16, 2005.

Financing Agreement with Amex

On September 16, 2005, we entered into an agreement (the “Modification Agreement”) with American Express Travel Related Services Company, Inc. (“Amex”) and American Express Bank, F.S.B. pursuant to which we modified certain existing agreements with Amex, including two agreements (the “Amex Pre-Petition Facilities”) under which we had borrowed $500 million from Amex. The Amex Pre-Petition Facilities consist of substantially identical supplements to the two existing agreements under which Amex purchases SkyMiles from us, the Membership Rewards Agreement and the Co-Branded Credit Card Program Agreement.

As required by the Modification Agreement, on September 16, 2005, we used a portion of the proceeds of our initial borrowing under the DIP Credit Facility to repay the principal amount of $500 million, together with interest thereon, that we had previously borrowed from Amex under the Amex Pre-Petition Facilities. Substantially simultaneously, pursuant to the Interim Orders, we borrowed $350 million from Amex pursuant to the terms of the Amex Pre-Petition Facilities as modified by the Modification Agreement (the “Amex Post-Petition Facility”). The amount borrowed under the Amex Post-Petition Facility will be credited, in equal monthly installments, towards Amex’s actual purchases of SkyMiles during the 17-month period commencing in July 2006. Any unused prepayment credit will carry over to the next succeeding month with a final repayment date for any then outstanding advances no later than November 30, 2007. The outstanding advances will bear a fee, equivalent to interest, at a rate of LIBOR plus 10.25%.

On October 7, 2005, pursuant to Amendment No. 1 to the Modification Agreement (the “Amendment to the Modification Agreement”), Amex consented to the above-described increased principal amount of the DIP Credit Facility in return for a prepayment of $50 million under the Amex Post-Petition Facility. The prepayment will be credited in inverse order of monthly installments during the 17-month period commencing in July 2006. The security, guarantees, financial and other covenants and events of default under the Amex Post-Petition Facilities are not changed by the Amendment to the Modification Agreement.

The DIP Credit Facility, as amended, and the Amex Post-Petition Facility, as amended, are subject to an intercreditor agreement, as amended, that generally regulates the respective rights and priorities of the lenders under each Facility with respect to collateral and certain other matters.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/Edward H. Bastian
Date: October 12, 2005	Edward H. Bastian Executive Vice President and Chief Financial Officer

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